COPY

Incorporated under the Laws of the State of Delaware

CHINA FOR-GEN CORP.

Series A Convertible Preferred Stock

Total Authorized Issue Shares of Series A Convertible Preferred Stock,

(par value $.001 per share)

No. 1 **Shares**

THIS CERTIFIES THAT is the registered holder of fully paid and nonassessable shares, par value $.001 per share, of the Series A Convertible Preferred Stock of **CHINA FOR-GEN CORP.** (hereinafter and on the reverse hereof called the "**Corporation**"), transferable on the books of the Corporation only upon request of the holder hereof in person (or of such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation), and upon surrender of this Certificate properly endorsed or accompanied by a stock power duly executed, or upon a duly executed conversion notice acknowledged by the Corporation as indicated by a signature of a duly authorized officer of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this 30th day of May, 2008.

: Sherry Xue Li, President

: Sherry Xue Li, Secretary

THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

The Corporation will furnish without charge to each stockholder who so requests a copy of the Certificate of Designations filed by the Corporation with the Secretary of State of Delaware on May 30, 2008.

FOR VALUE RECEIVED ____

does hereby sell, assign and transfer unto ______________________________

______________ Shares evidenced by the within Certificate, and does hereby irrevocably

constitute and appoint ____

attorney to transfer the said Shares on the books of the within-named Corporation, with full power of substitution in the premises.

Dated ______________________________

In presence of: ______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.